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                                                                  Exhibit 3.2


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               ACCESS BEYOND, INC.
                   (ORIGINALLY INCORPORATED ON JULY 23, 1996)


                                    ARTICLE I

         The name of the Corporation is Hayes Communications Inc.


                                   ARTICLE II

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware. The name of its registered agent at that address is The Corporation Trust Company.


                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV

         The total number of shares of all classes of stock which the Corporation has authority to issue is one hundred sixty million (160,000,000) shares, consisting of two classes: one hundred fifty million (150,000,000) shares of Common Stock, US $.01 par value per share, and ten million (10,000,000) shares of Preferred Stock, US $.01 par value per share. One million two hundred seventeen thousand nine hundred thirty (1,217,930) shares of the Preferred Stock are designated as Series A Preferred Stock.

         The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such wholly unissued series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, unless a vote of any other holders is required pursuant to a certificate or certificates establishing a series of Preferred Stock.




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         Except as otherwise expressly provided in Article V or in any
Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of the Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.


                                    ARTICLE V

         The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock and the Common Stock are as follows:

         1. DIVIDEND RIGHTS. The holders of Series A Preferred Stock shall be entitled to receive, as and when declared by the Board, but only out of funds legally available therefor, cumulative compounding dividends at the dividend rate of ten percent (10%) per annum of US $4.5159. Dividends shall accrue quarterly as if such dividends had commenced to accrue on April 24, 1997, provided, however, that in the event of conversion of the Series A Preferred Stock (as set forth in Section 3), dividends shall be accrued through the day immediately prior to such conversion. Subject to the restrictions set forth in this Section 1, dividends accumulated on the Series A Preferred Stock shall be declared by the Board and paid on the Redemption Date provided that the Redemption Request is provided as set forth in Section 7. Such dividends shall be paid in cash upon redemption, or in additional shares of Common Stock upon conversion of the Series A Preferred Stock as provided in Section 3 below. Dividends accumulated on the Series A Preferred Stock shall be declared by the Board and paid in cash every three (3) months to the extent permitted by law. No dividends may be paid on the Common Stock unless all accrued and unpaid dividends on the Series A Preferred Stock are paid.

         2.       VOTING RIGHTS.

                  (a) Common Stock. Each holder of shares of Common Stock shall be entitled to one (1) vote for each share thereof held.

                  (b) Preferred Stock. Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Series A Preferred Stock could be converted pursuant to the provisions of
         Section 3 below at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of shareholders is solicited.

                  (c) Vote Required. Subject to the foregoing provisions of this
         Section 2, each holder of Preferred Stock shall have full voting rights and powers equal to the voting

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         rights and powers of the holders of Common Stock, and shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Company (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise required by law or by the provisions of Section 5 of this Article V, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

         3. CONVERSION RIGHTS. The holders of Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing US $4.5159 by the Series A Conversion Price determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. If any holder elects to convert his shares of Series A Preferred Stock as provided above, all unpaid and accrued dividends on the Series A Preferred Stock existing immediately prior to the conversion of the Series A Preferred Stock will be converted into such number of fully paid and nonassessable shares of Common Stock as determined by dividing all unpaid and accrued dividends by the Series A Conversion Price, determined as hereinafter provided. The "Series A Conversion Price" shall initially be US $4.5159. Such initial Series A Conversion Price shall be adjusted as hereinafter provided.

                  (b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted (as set forth below) into such number of fully paid and nonassessable shares of Common Stock as determined by dividing US $4.5159 (adjusted for any stock splits, stock dividends, stock combinations or similar events) plus the per share amount of all unpaid and accrued dividends on the Series A Preferred Stock existing immediately prior to the conversion of the Series A Preferred Stock by the Series A Conversion Price, determined as hereinafter provided, in effect (i) immediately prior to the consummation of a Qualified Public Offering (as defined below) under the Securities Act of 1933, as amended (the "Securities Act"); or (ii) at such time as the Corporation has registered Common Stock pursuant to an underwritten public offering under the Securities Act and (a) the Corporation has listed or would be qualified to list its shares on the NASDAQ National Market System; (b) the average market value of the Common Stock equals or exceeds the lesser of US $7.129 per share or two
         (2) times the then-current Series A Conversion Price (in either such case as adjusted for stock splits, stock dividends, stock combinations or similar events) determined by the median of the high and low sales price each day for a consecutive twenty (20) day period; (c) the aggregate market value of the shares of Common Stock held in the public market equals or exceeds US $25,000,000, determined by the 20 trading day average of the high and low sales price described in (b) above; and
         (d) the holders of the Series A Preferred

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         Stock have the unrestricted right at such time to sell in a registered offering or pursuant to Rule 144 at least one-half of the number of shares of Common Stock into which such Series A Preferred Stock would be converted; or (iii) upon the affirmative vote of holders of at least a majority of the Series A Preferred Stock (any such event described in subsections (i), (ii) and (iii) above being referred to herein as a "Series A Conversion Event"). All unpaid and accrued dividends on the Series A Preferred Stock existing immediately prior to the Series A Conversion Event shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as determined by dividing all unpaid and accrued dividends by the Series A Conversion Price, determined as hereinafter provided, in effect immediately prior to the Series A Conversion Event. As used herein, "Qualified Public Offering" means an underwritten sale to the public of Common Stock pursuant to an effective registration statement under the Securities Act in connection with which (a) the gross proceeds to the Corporation for the Common Stock actually sold to the public in such sale, prior to deducting the amount of brokers' commissions and expense allowances paid by the Corporation in connection with the original sale of such Common Stock, is US $25,000,000 or more, and (b) the public offering price per share (prior to underwriters' commissions and expenses) equals or exceeds the lesser of (i) US $7.129 per share or (ii) two (2) times the then-current Series A Conversion Price, in either such case as adjusted for stock splits, stock dividends, stock combinations or similar events. Immediately prior to the Qualified Public Offering, or promptly upon the occurrence of another Series A Conversion Event, each share of Series A Preferred Stock shall be automatically converted, without cost, on the terms of this Section 3(b), into the number of shares of Common Stock into which such share of Series A Preferred Stock would be convertible under Section 3 immediately prior to such Series A Conversion Event.

                  (c)      Mechanics of Conversion.

                           (i) Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable

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                                    upon such conversion shall be treated for
                                    all purposes as the record holder or holders of such shares of Common Stock on such date.

                           (ii) If a conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

                  (d)      Adjustments to Conversion Price for Certain Diluting
                           Issues.

                           (i)      Special Definitions. For purposes of this
                                    Section 3(d), the following definitions
                                    apply:

                                    (A)      "Options" shall mean rights,
                                             options or warrants to subscribe
                                             for, purchase or otherwise acquire
                                             either Common Stock or Convertible
                                             Securities (defined below).

                                    (B)     "Original Issue Date" shall mean,
                                            with respect to the Series A
                                            Preferred Stock, the date on which a
                                            share of Series A Preferred Stock
                                            was first issued.

                                    (C)     "Convertible Securities" shall mean
                                            any evidences of indebtedness,
                                            shares (other than Common Stock and
                                            Series A Preferred Stock) or other
                                            securities convertible into or
                                            exchangeable for Common Stock.

                                    (D)     "Additional Shares of Common Stock"
                                            shall mean all shares of Common
                                            Stock issued (or, pursuant to
                                            Section 3(d)(iii), deemed to be
                                            issued) by the Corporation after the
                                            Original Issue Date, other than
                                            shares of Common Stock issued or
                                            issuable:

                                            (1)      upon conversion of shares
                                                    of Series A Preferred Stock;

                                            (2)      up to 10,582,063 shares,
                                                     subject to adjustment for
                                                     all stock splits, stock
                                                     dividends, subdivisions and
                                                     combinations of shares of
                                                     Common Stock issued (or,
                                                     pursuant to Section
                                                     3(d)(iii), deemed to be
                                                     issued) to officers and
                                                     employees of the
                                                     Corporation

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                                             pursuant to the Corporation's stock
                                             option, purchase or similar plans,
                                             or other options or warrants as
                                             approved by the Corporation's
                                             Board of Directors;

                                    (3)      as a dividend or distribution on
                                             Series A Preferred Stock; and

                                    (4)      upon exercise or conversion of, or
                                             otherwise pursuant to, securities
                                             of the Corporation outstanding as
                                             of the Original Issue Date of the
                                             Series A Preferred Stock (including
                                             any securities assumed by the
                                             Corporation on such date or
                                             otherwise assumed or issued in
                                             connection with the transactions
                                             consummated by the Corporation on
                                             such date).

                           (E) "Board" shall mean the Board of Directors of the Corporation.

                  (ii) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Series A Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 3(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series A Conversion Price in effect on the date of, and immediately prior to, such issue.

                  (iii) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date of the Series A Preferred Stock shall issue any Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                           (A) no further adjustments in the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of

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                                             such Options or conversion or
                                             exchange of such Convertible
                                             Securities;

                                    (B)      if such Options or Convertible
                                             Securities by their terms provide,
                                             with the passage of time or
                                             otherwise, for any increase or
                                             decrease in the consideration
                                             payable to the Corporation, or
                                             decrease or increase in the number
                                             of shares of Common Stock issuable,
                                             upon the exercise, conversion or
                                             exchange thereof, the Series A
                                             Conversion Price computed upon the
                                             original issue thereof, and any
                                             subsequent adjustments based
                                             thereon, shall, upon any such
                                             increase or decrease becoming
                                             effective, be recomputed to reflect
                                             such increase or decrease insofar
                                             as it affects such Options or the
                                             rights of conversion or exchange
                                             under such Convertible Securities
                                             (provided, however, that no such
                                             adjustment of the Series A
                                             Conversion Price shall affect the
                                             Common Stock previously issued upon
                                             conversion of the Series A
                                             Preferred Stock);

                                    (C)      upon the expiration of any such
                                             Options or any rights of conversion
                                             or exchange under such Convertible
                                             Securities which shall not have
                                             been exercised, the Series A
                                             Conversion Price computed upon
                                             the original issue thereof (or
                                             upon the occurrence of a record
                                             date with respect thereto), and
                                             any subsequent adjustments based
                                             thereon, shall, upon such
                                             expiration, be recomputed as if:

                                            (1)      in the case of Convertible
                                                     Securities or Options for
                                                     Common Stock, the only
                                                     Additional Shares of Common
                                                     Stock issued were the
                                                     shares of Common Stock, if
                                                     any, actually issued upon
                                                     the exercise of such
                                                     Options or the conversion
                                                     or exchange of such
                                                     Convertible Securities and
                                                     the consideration received
                                                     therefor was the
                                                     consideration actually
                                                     received by the Corporation
                                                     for the issue of all such
                                                     Options, whether or not
                                                     exercised, plus the
                                                     consideration actually
                                                     received by the Corporation
                                                     upon such exercise, or for
                                                     the issue of all such
                                                     Convertible Securities
                                                     which were actually
                                                     converted or exchanged,
                                                     plus the additional
                                                     consideration, if any,
                                                     actually received by the
                                                     Corporation upon such
                                                     conversion or exchange, and

                                            (2)      in the case of Options for
                                                     Convertible Securities,
                                                     only the Convertible
                                                     Securities, if any,
                                                     actually

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                                                     issued upon the exercise
                                                     thereof were issued at the
                                                     time of issue of such
                                                     Options, and the
                                                     consideration received by
                                                     the Corporation for the
                                                     Additional Shares of Common
                                                     Stock deemed to have been
                                                     then issued was the
                                                     consideration actually
                                                     received by the Corporation
                                                     for the issue of all such
                                                     Options, whether or not
                                                     exercised, plus the
                                                     consideration deemed to
                                                     have been received by the
                                                     Corporation (determined
                                                     pursuant to Section
                                                     3(d)(v)) upon the issue of
                                                     the Convertible Securities
                                                     with respect to which such
                                                     Options were actually
                                                     exercised;

                                    (D)      no readjustment pursuant to clause
                                             (B) or (C) above shall have the
                                             effect of increasing the Series A
                                             Conversion Price to an amount which
                                             exceeds the lower of (1) the Series
                                             A Conversion Price on the original
                                             adjustment date, or (2) the Series
                                             A Conversion Price that would have
                                             resulted from any issuance of
                                             Additional Shares of Common Stock
                                             between the original adjustment
                                             date and such readjustment date;
                                             and

                                    (E)      in the case of any Options which
                                             expire by their terms not more than
                                             thirty (30) days after the date of
                                             issue thereof, no adjustment of the
                                             Series A Conversion Price shall be
                                             made until the expiration or
                                             exercise of all such Options,
                                             whereupon such adjustment shall be
                                             made in the same manner provided in
                                             clause (C) above.

                           (iv) Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(iii)), without consideration or for a consideration per share less than US $4.5159 per share but equal to or greater than US $1.543 per share (in each case as adjusted for any stock splits, stock dividends, stock combinations or similar events) then and in such event, the Series A Conversion Price shall be reduced concurrently with such issue, to a price equal to the lowest per share consideration received by the Corporation for any of the Additional Shares of Common Stock. If such price per share of Additional Shares is less than US $1.543 (adjusted for any stock splits, stock dividends, stock combinations or similar events) then and in such event, the Series A Conversion Price shall first be reduced to US $1.543 and then the Series A Conversion Price shall

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                                    be further reduced, concurrently with such
                                    issue, to a price (calculated to the nearest cent) determined by multiplying such Series A Conversion Price by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issuable upon conversion of the shares of the Series A Preferred Stock actually issued and outstanding (or deemed issued pursuant to Section 3(d)(iii)) immediately prior to such issue plus the quotient obtained by dividing
                                    (x) the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued (or deemed issued pursuant to Section 3(d)(iii)) by (y) the Series A Conversion Price in effect immediately prior to such issuance, and (ii) the denominator of which shall be the number of shares of Common Stock issuable upon conversion of the shares of the Series A Preferred Stock actually issued and outstanding (or deemed issued pursuant to Section 3(d)(iii)) immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued (or deemed issued pursuant to Section 3(d)(iii)).

                           (v) Determination of Consideration. For purposes of this Section 3(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (A)      Cash and Property. Such
                                             consideration shall:

                                            (1)        insofar as it consists of
                                                       cash, be computed at the
                                                       aggregate amount of cash
                                                       received by the
                                                       Corporation (without
                                                       deducting any discounts
                                                       or commissions paid by
                                                       the Corporation);

                                            (2)        insofar as it consists of
                                                       property other than cash,
                                                       be computed at the fair
                                                       value thereof at the time
                                                       of such issue, as
                                                       determined in good faith
                                                       by the Board; and

                                            (3)        in the event Additional
                                                       Shares of Common Stock
                                                       are issued together with
                                                       other shares or
                                                       securities or other
                                                       assets of the Corporation
                                                       for consideration which
                                                       covers both, be the
                                                       proportion of such
                                                       consideration so
                                                       received, computed as
                                                       provided in clauses (1)
                                                       and (2) above, as
                                                       determined in good faith
                                                       by the Board.

                                 (B)        Options and Convertible Securities.
                                            The consideration per share received
                                            by the Corporation for Additional
                                            Shares of

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                                            Common Stock deemed to have been
                                            issued pursuant to Section
                                            3(d)(iii), relating to Options and
                                            Convertible Securities shall be
                                            determined by dividing:

                                            (1)      the maximum amount, if any,
                                                     received or receivable by
                                                     the Corporation as
                                                     consideration for the issue
                                                     of such Options or
                                                     Convertible Securities,
                                                     plus the minimum aggregate
                                                     amount of additional
                                                     consideration (as set forth
                                                     in the instruments relating
                                                     thereto, without regard to
                                                     any provision contained
                                                     therein designed to protect
                                                     against dilution) payable
                                                     to the Corporation upon the
                                                     exercise of such Options or
                                                     the conversion or exchange
                                                     of such Convertible
                                                     Securities, or in the case
                                                     of Options for Convertible
                                                     Securities, the exercise of
                                                     such Options for
                                                     Convertible Securities and
                                                     the conversion or exchange
                                                     of such Convertible
                                                     Securities, by

                                            (2)      the maximum number of
                                                     shares of Common Stock (as
                                                     set forth in the
                                                     instruments relating
                                                     thereto, without regard to
                                                     any provision contained
                                                     therein designed to protect
                                                     against dilution) issuable
                                                     upon the exercise of such
                                                     Options or conversion or
                                                     exchange of such
                                                     Convertible Securities.

                  (e) Adjustments for Stock Dividends, Subdivisions, or Split-ups of Common Stock. If the number of shares of Common Stock outstanding at any time after the filing of this Restated Certificate of Incorporation is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, effective at the close of business upon the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

                  (f) Adjustments for Combinations of Common Stock. If the number of shares of Common Stock outstanding at any time after the filing of this Restated Certificate of Incorporation is decreased by a combination of the outstanding shares of Common Stock, then, effective at the close of business upon the record date of such combination, the Series A Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.


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                  (g) Adjustments for Other Distributions. In the event the
Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3(g) with respect to the rights of the holders of the Series A Preferred Stock.

                  (h) Adjustments for Reorganizations, Reclassifications, etc. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by reclassification, a merger or consolidation of this corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of this corporation (but only if the stockholders of this corporation hold more than fifty percent (50%) of the outstanding voting equity securities of the surviving corporation in such merger, consolidation or sale of assets reorganization), or otherwise (other than a subdivision or combination of shares provided for above or a merger or other transaction referred to in Section 4(c) below) the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock or securities or other property equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before such event; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as may be reasonable, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock. In the event of any conflict between this
Section 3(h) and Section 4(b), Section 4(b) shall be controlling.

                  (i) No Impairment. The corporation will not, except by a properly approved amendment of its Certificate of Incorporation, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                  (j) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, a certificate executed by the Corporation's President/Chief Executive Officer or Treasurer/Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustments and readjustments, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.

                  (k) Notices of Record Date. In the event that the Corporation shall propose at any time: (a) to declare any special dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not out of earnings or earned surplus; (b) to offer to subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (d) to merge or consolidate with or into any other corporation (other than a mere reincorporation transaction), or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series A Preferred Stock:

                           (A) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and

                           (B)      in the case of the matters referred to in
                                    (c) and (d) above, at least twenty (20)
                                    days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                  (l) Issue Taxes. The corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  (m) Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in its best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

                  (n) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board).

                  (o) Notices. Any notice required by the provisions of this
Section 3 to be given to the holders of shares of Series A Preferred Stock shall be given in writing and it or any certificates or other documents delivered hereunder shall be deemed effectively given or delivered (as the case may be) upon personal delivery; when deposited with a recognized international courier, five (5) days after deposit (or if earlier, upon delivery against a signed receipt therefor); when transmitted by telecopy, which transmission is confirmed, at the address appearing on the books of the Corporation.

         4.       LIQUIDATION RIGHTS.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holder of each share of the Series A Preferred Stock then outstanding shall be entitled to receive out of the remaining assets of the Corporation available for distribution to stockholders, and before any payment or declaration and setting apart for payment of any amount shall be made in respect of Common Stock, an amount equal to US $4.5159 (which amount shall be adjusted proportionately in the event the shares of Series A Preferred Stock are subdivided into a greater number or combined into a lesser number) plus an amount equal to any accrued but unpaid dividends through the date of such liquidation, dissolution or winding up of the Corporation (the "Series A Preferred Stock Liquidation Preference"). If, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of Series A Preferred Stock shall be insufficient to permit the payment of the full Series A Preferred Stock Liquidation Preference pursuant to this Section 4(a), then all of the remaining assets of the Corporation to be distributed shall be distributed ratably to the holders of Series A Preferred Stock.

                  (b) A merger, consolidation or reorganization of the Corporation with or into any other corporation or corporations that results in the transfer of fifty percent (50%) or more of the outstanding voting stock of the Corporation (other than a transaction effected primarily for the purpose of changing the domicile of the Corporation), a sale of all or substantially all of the assets of the Corporation, or a transaction or series of related transactions (other than a public offering of the Corporation's securities, following which a majority of the Board is comprised of those persons who were members of the Board prior to such offering) in which the Corporation issues shares representing more than fifty percent (50%) of the voting power of the Corporation immediately after giving effect to such transaction, shall be treated as a liquidation, dissolution or winding up for purposes of this Section
4. Any securities to be delivered to the holders of the Series A Preferred Stock and Common Stock pursuant to such event shall be valued as follows:

                           (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                                    (A)     If traded on a securities exchange
                                            or reported on a national inter
                                            dealer quotation system, the value
                                            shall be deemed to be the average of
                                            the closing prices of the securities
                                            on such exchange over the 30-day
                                            period ending three (3) days prior
                                            to the closing;

                                    (B)     If actively traded over the counter
                                            and not reported on a national inter
                                            dealer quotation system, the value
                                            shall be deemed to be the average of
                                            the closing bid prices over the
                                            30-day period ending three (3) days
                                            prior to the closing; and

                                    (C)     If there is no active public market,
                                            the value shall be the fair market
                                            value thereof, as determined in good
                                            faith by the Board.

                           (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in (i)(A),
                                    (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board.

                  (c) In the event of a transaction (or series of related transactions) to be treated as a liquidation pursuant to this Section 4, the Corporation shall give each holder of record of

Series A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the shares of Series A Preferred Stock.

         5. RESTRICTIONS AND LIMITATIONS. So long as any of the Series A Preferred Stock remain outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the total number of shares of Series A Preferred Stock outstanding:

                  (i) alter or change the rights, preferences or privileges of the Series A Preferred Stock;

                  (ii) increase the aggregate number of authorized shares of Series A Preferred Stock (other than an increase pursuant to a stock split) or decrease the aggregate number of authorized shares of Series A Preferred Stock below the number of shares of Series A Preferred Stock then outstanding;

                  (iii) authorize or issue, or obligate itself to issue, any other equity security senior to or on a parity with the Series A Preferred Stock as to dividends or assets in liquidation or create or reclassify any obligation or security convertible into or exchangeable for, or having any option rights to purchase, any such equity security other than shares of capital stock issuable upon conversion or exercise of securities outstanding as of the Original Issue Date of the Series A Preferred Stock;

                  (iv) take any action which results in the redemption of, or payment of dividends or the distribution of cash or any property with respect to, any shares of Common Stock (other than pursuant to (x) Section 4(a); (y) payments made to a stockholder who is not a stockholder of the Corporation as of the Original Issue Date of the Series A Preferred Stock in connection with an acquisition or merger transaction by the Corporation which is not deemed to be a liquidation pursuant to Section 4(b) above; or (z) redemptions of employee or director owned stock or options);

                  (v) incur or guarantee any indebtedness other than (a) in the ordinary course of business; (b) under the Loan and Security Agreement dated December 21, 1995, by and between Hayes Microcomputer Products, Inc., an affiliate of the Corporation and The CIT Group/Credit Finance, Inc., as amended thereafter, or any replacement credit facility with a commercial lender under which the Corporation or its subsidiaries maintains its primary borrowing relationship; (c) indebtedness existing as of the Original Issue Date of the Series A Preferred Stock; (d) in an amount not to exceed US $2,000,000 in the aggregate; or (e) in connection with an acquisition or merger transaction by the Corporation which is not deemed to be a liquidation under Section 4(b) above; or

                  (vi) approve or create any mortgage, pledge or security interest in all or substantially all of the assets or property of the Corporation, except for such security interests or liens arising under the Corporation's borrowings permitted under Subsection 5(v) above.

         6. NO REISSUANCE OF SERIES A PREFERRED STOCK. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The corporation may, from time to time, take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred Stock, but not below the number of shares of such Series then outstanding.

         7.       REDEMPTION.

                  (a) Redemption Date. "Redemption Date" means April 23, 2000, or such other date determined in accordance with Section 7(b) or 7(c) below.

                  (b) Stockholder Redemption Request. Subject to the limitations set forth herein and in Section 7(f) below, on ninety (90) days prior written notice from the holders of more than fifty percent (50%) of the Series A Preferred Stock ("Redemption Request") delivered to the Corporation not earlier than November 1, 1999, the Corporation shall redeem all of the shares of Series A Preferred Stock held by each holder as of the date of such notice by paying in cash therefor, US $4.5159 per share of Series A Preferred Stock (such amount to be adjusted proportionately in the event the shares of Series A Preferred Stock are subdivided into a greater number or combined into a lesser number and in the event the Corporation at any time pays a dividend, or makes any other distribution, to holders of Series A Preferred Stock payable in shares of Series A Preferred Stock) plus all accrued but unpaid dividends on such shares (the "Redemption Price") on such Redemption Date.

                  (c) Corporation Redemption Request. The corporation may, at its sole option and discretion, at any time at which it has funds legally available to do so, redeem all (or, if the holders of a majority of the outstanding Series A Preferred Stock consent thereto, any part) of the Series A Preferred Stock upon thirty (30) days prior written notice to the holders of the Series A Preferred Stock, by paying the Redemption Price on the Redemption Date. Any partial redemption hereunder shall be made pro rata among all holders of the Series A Preferred Stock.

Notwithstanding the foregoing, any holder of Series A Preferred Stock may elect to convert to Common Stock all or any part of the Series A Preferred Stock shares which the Corporation has elected to redeem by providing written notice of its conversion election to the Corporation within twenty (20) days after the date of the Corporation's redemption notice. In such event, those shares of Series A Preferred Stock shall convert to Common Stock at the Series A Conversion Price as provided in, and subject to the terms and conditions of
Section 3.

                  (d) Surrender of Certificates. On or before the Redemption Date, each holder of shares of Series A Preferred Stock being redeemed shall surrender the certificate or certificates representing such shares to the Corporation, at the Corporation's principal place of business. Upon such surrender (but not earlier than the Redemption Date) the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. If a certificate is surrendered and all the shares evidenced thereby are not being redeemed, the Corporation shall cause certificates evidencing the shares not being redeemed to be issued in the name of the registered owner of such shares and to be delivered to such person.

                  (e) Termination of Stock Rights. If the Corporation elects to redeem the Series A Preferred Stock as provided above, or if a holder of Series A Preferred Stock gives a Redemption Request and holds shares of Series A Preferred Stock on the Redemption Date, and if on the Redemption Date the Redemption Price is either paid or made available for payment through the deposit arrangement specified in Section 7(f) below, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock to be redeemed shall not have been surrendered, all rights with respect to such shares shall terminate as of the Redemption Date, except only the right of the holder to receive the Redemption Price upon surrender of the certificate evidencing such shares.

                  (f) Deposit of Redemption Price. On or prior to a Redemption Date, the Corporation shall deposit with any bank or trust company in the United States having a capital and surplus of at least US $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all shares of Series A Preferred Stock to be redeemed on the Redemption Date, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date or prior thereto, the Redemption Price to the respective holders upon the surrender of their share certificates. From and after the date of such deposit ("Redemption Deposit"), the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the Redemption Date the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect thereto and shall have no rights with respect thereto except the rights to receive from the bank or trust company payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Any funds so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the holders of the shares called for redemption shall be entitled to receive payment of the Redemption Price with respect to such shares only from the Corporation.

                  (g) Insufficient Funds. If the funds of the Corporation legally available therefor shall be insufficient to discharge the redemption requirements under Section 7(b) in full due on any Redemption Date, funds to the maximum extent legally available for such purpose shall be set aside on or before the Redemption Date in accordance with Section 7(b). The maximum number of full shares of Series A Preferred Stock that can be redeemed with such funds shall be redeemed ratably from the holders of shares of Series A Preferred Stock to be redeemed as of the Redemption Date. Thereafter, the Corporation shall redeem shares of Series A Preferred Stock ratably from the holders thereof as funds legally available therefor become available. Dividends shall continue to accrue on shares of Series A Preferred Stock scheduled to be redeemed on a Redemption Date but not yet redeemed until funds sufficient to redeem such shares become legally available therefor and are paid or set aside in accordance with this Section 7.

                                   ARTICLE VI

         The Board of Directors of the Corporation shall have the power to adopt, amend or repeal Bylaws of the Corporation.

                                   ARTICLE VII

                  The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated as Class I, Class II and Class
III. Each class shall consist, as nearly as possible, of one-third of the total number of directors, initially, with the directors of Class I elected for a term of one year, the directors of Class II elected for a term of two years and the directors of Class III elected for a term of three years. At each succeeding annual meeting of stockholders following such classification and election, directors elected to succeed those directors whose terms expire shall be elected for a three-year term.

                  Subject to the rights of the holders of any class or series of the capital stock of the Corporation entitled to vote generally in the election of directors (hereinafter in this Article VII and in the first proviso of Article VIII of this Certificate of Incorporation, such stock is referred to as the "Voting Stock") then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                  Subject to the rights of the holders of any class or series of the Voting Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class (it being understood that, for all purposes of this Article VII, and the provisions of the By-Laws of the Corporation which require the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, to alter, amend or repeal any provision of the By-Laws which is to the same effect as the provisions of this Certificate of Incorporation enumerated in the first proviso of Article VIII hereof, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article V of this Certificate of Incorporation or any designation of the rights, powers and preferences of any class or series of Preferred Stock made pursuant to said Article IV (a "Preferred Stock Designation")).

                  Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article VII.

                  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto (including the resolutions of the Board of Directors pursuant to Article IV), and such Directors so elected shall not be divided into classes pursuant to this Article VII unless expressly provided by such terms.

                                  ARTICLE VIII

                  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                           To make, alter or repeal the bylaws of the
                  Corporation; provided, however, that notwithstanding any other provisions of the Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of

                  Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal (i) any provision of the By-laws which is to the same effect as Article VII of this Certificate of Incorporation, or (ii) this proviso of this Article VIII.

                           To authorize and cause to be executed mortgages and
                  liens upon the real property of the Corporation.

                           To set apart out of any of the funds of the
                  Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                           By a majority of the whole board, to designate one or
                  more committees, each committee to consist of one or more of the directors of the Corporation.

                           When and as authorized by the stockholders in
                  accordance with this Certificate of Incorporation and applicable statutes, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration (which may consist, in whole or in part, of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations) as the Corporation's Board of Directors shall deem appropriate and in the best interests of the Corporation.

                                   ARTICLE IX

         To the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article IX, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

         This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been duly executed by the Corporation as of the ____ day of _________, 1997.

                                                 ACCESS BEYOND, INC.


                                                 BY:____________________________
                                                       Name:____________________
                                                       Title:___________________